UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Rule 14a-12

BAIRNCO CORPORATION

(Name of Registrant as Specified in Its Charter)

STEEL PARTNERS II, L.P. STEEL PARTNERS, L.L.C. BZ ACQUISITION CORP. WARREN G. LICHTENSTEIN HUGH F. CULVERHOUSE JOHN J. QUICKE ANTHONY BERGAMO HOWARD M. LEITNER

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On February 5, 2007, Steel Partners II, L.P. (“Steel Partners II”) delivered the following presentation to Institutional Shareholder Services:

Important Information Regarding the Tender Offer

BZ Acquisition Corp., a wholly-owned subsidiary of Steel Partners II, has commenced a tender offer to purchase all of the outstanding shares of common stock (and associated preferred stock purchase rights) of Bairnco Corporation (“Bairnco”) at $13.35 per share, net to the seller in cash, without interest. The offer is currently scheduled to expire at 5:00 P.M., New York City time, on Friday, February 23, 2007, unless the offer is extended.

MacKenzie Partners, Inc. is the Information Agent for the tender offer and any questions or requests for the Offer to Purchase and related materials with respect to the tender offer may be directed to MacKenzie Partners, Inc.

THE FOREGOING IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SHARES. THE SOLICITATION AND THE OFFER TO BUY BAIRNCO’S COMMON STOCK IS ONLY BEING MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT STEEL PARTNERS II HAS FILED (AND WILL FILE) WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS SHOULD READ THESE MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. STOCKHOLDERS MAY OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS WITH RESPECT TO THE TENDER OFFER FREE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV OR FROM STEEL PARTNERS II BY CONTACTING MACKENZIE PARTNERS, INC. TOLL-FREE AT (800) 322-2885 OR COLLECT AT (212) 929-5500 OR VIA EMAIL AT BAIRNCO@MACKENZIEPARTNERS.COM.

Important Information Regarding the Consent Solicitation and Proxy Solicitation

Steel Partners II, together with the other Participants (as defined below), has filed a definitive consent solicitation statement (as it may be amended or supplemented, the “Consent Solicitation Statement”) and intends to file a preliminary proxy statement (as it may be amended or supplemented, the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the solicitation of written consents and proxies from Bairnco stockholders.

STEEL PARTNERS II STRONGLY ADVISES ALL STOCKHOLDERS OF BAIRNCO TO READ THE CONSENT SOLICITATION STATEMENT AND PROXY STATEMENT AS THEY BECOME

AVAILABLE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION. SUCH CONSENT SOLICITATION STATEMENT IS AVAILABLE AND SUCH PROXY STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATIONS WILL PROVIDE COPIES OF THE CONSENT SOLICITATION STATEMENT AND, WHEN IT BECOMES AVAILABLE, THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ SOLICITOR, MACKENZIE PARTNERS, INC., TOLL-FREE AT (800) 322-2885 OR COLLECT AT (212) 929-5500 OR VIA EMAIL AT BAIRNCO@MACKENZIEPARTNERS.COM.

THE PARTICIPANTS IN THE CONSENT SOLICITATION ARE, AND IN THE PROXY SOLICITATION ARE ANTICIPATED TO BE, STEEL PARTNERS II, STEEL PARTNERS, L.L.C., BZ ACQUISITION CORP., WARREN G. LICHTENSTEIN, HUGH F. CULVERHOUSE, JOHN J. QUICKE, ANTHONY BERGAMO AND HOWARD M. LEITNER (COLLECTIVELY, THE “PARTICIPANTS”). STOCKHOLDERS OF BAIRNCO MAY OBTAIN INFORMATION REGARDING THE PARTICIPANTS’ DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, IN BAIRNCO BY REFERRING TO THE CONSENT SOLICITATION STATEMENT.